                                                                               JUPITER ENTERPRISES, INC.
                                                                              (A development stage enterprise)
                                                                                                          Balance Sheets
                                             September 30, 2000 (Unaudited) and March 31, 2000
----------------------------------------------------------------------------------------------------
                                                                                      September 30,
                                                                                                     2000   March 31,
ASSETS                                                                            (Unaudited)           2000
                                                                                     ------------------   ---------------
  Current assets:
    Cash                                                                          $     3,687          $     26,462
    Prepaid expenses                                                             4,333                      489
                                                                                     ------------------   ---------------
      Total current assets                                                       8,020                  26,951
                                                                                     ------------------   ---------------

   Other assets:
     Website development costs in progress                         1,000                         -
                                                                                     ------------------   ---------------
      Total other assets                                                          1,000                          -
                                                                                     ------------------   ---------------
      Total assets                                                              $   9,020           $      26,951
                                                                                     ===========  =========

LIABILITIES
  Current liabilities:
    Accounts payable and accrued expenses                   $     809            $            -
    Due to related parties                                                        213                         450
    Stock subscription proceeds held in trust                         -                           1,575
                                                                                     ------------------   ---------------
      Total current liabilities                                                 1,022                      2,025
                                                                                     ------------------   ---------------
      Total liabilities                                                             1,022                      2,025
                                                                                     ------------------   ---------------

  Commitments and contingencies                                        -                               -

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value, 100,000,000 shares
     authorized, 3,042,000 and 2,840,000 shares issued
     and outstanding                                                            3,042                   2,840

  Capital in excess of par value                                       38,218                32,360
  Deficit accumulated during the development stage     (33,262)             (10,274)
                                                                                     ------------------   ---------------
      Total stockholders' equity                                           7,998                24,926
                                                                                     ------------------   ---------------
      Total liabilities and stockholders' equity               $    9,020            $  26,951
                                                                                     ===========  =========

The accompanying notes are an integral part of these statements.

                                                                               JUPITER ENTERPRISES, INC.
                                                                              (A development stage enterprise)
                                                              Statements of Loss For The Periods Ended
                                                                                  September 30, 2000 and 1999
                                                                                                               (Unaudited)
----------------------------------------------------------------------------------------------------
                                                         Inception,
                                               March 12, 1999
                                                            through
                                                  September 30,       Six months ended September 30,
                                                                                ----------------------------------------
                                                                 2000                        2000                   1999
                                                  ------------------      -------------------       ----------------
Revenues                                  $        -                   $         -                   $      -
                                                  ------------------      -------------------       ----------------
General and administrative expenses:
  Legal and professional fees        27,864                     19,853                     5,560
  Other administrative expenses      5,398                      3,135                        763
                                                  ------------------      -------------------       ----------------
    Total operating expenses           33,262                    22,988                     6,323
                                                  ------------------      -------------------       ----------------
    (Loss) before taxes                   (33,262)                 (22,988)                   (6,323)
                                                  ------------------      -------------------       ----------------
Provision (credit) for taxes on income:

  Current                                              -                             -                            -
  Deferred                                            -                             -                            -
                                                  ------------------      -------------------       ----------------
    Total provision (credit) for taxes
       on income                                     -                             -                           -
                                                  ------------------      -------------------       ----------------
    Net (loss)                              $ (33,262)              $ (22,988)               $ (6,323)
                                                  ===========      ===========       =========

Basic earnings (loss) per common share                 $      (0.01)              $   (0.00)
                                                                                 ===========       =========
Weighted average number of shares outstanding     2,862,198              2,711,475
                                                                                 ===========       =========

The accompanying notes are an integral part of these statements.

                                                                               JUPITER ENTERPRISES, INC.
                                                                              (A development stage enterprise)
                                                              Statements of Loss For The Periods Ended
                                                                                  September 30, 2000 and 1999
                                                                                                               (Unaudited)
----------------------------------------------------------------------------------------------------
                                                                               Quarter Ended September 30,
                                                                                ------------------------------------
                                                                                              2000                  1999
                                                                                -----------------   -----------------
Revenues                                                                $               -        $             -
                                                                                -----------------   -----------------
General and administrative expenses:
  Legal and professional fees                                             10,477                1,697
  Other administrative expenses                                          2,816                   763
                                                                                -----------------   -----------------
    Total operating expenses                                              13,293                2,460
                                                                                -----------------   -----------------
    (Loss) before taxes                                                      (13,293)              (2,460)
                                                                                -----------------   -----------------
Provision (credit) for taxes on income:
  Current                                                                                   -                       -
  Deferred                                                                                 -                       -
                                                                                -----------------   -----------------
    Total provision (credit) for taxes on income                       -                       -
                                                                                -----------------   -----------------
    Net (loss)                                                            $       (13,293)   $         (2,460)
                                                                                ==========   ==========

Basic earnings (loss) per common share                $            (0.00)  $           (0.00)
                                                                                ==========   ==========

Weighted average number of shares outstanding         2,862,198         2,711,475
                                                                                ==========   ==========

The accompanying notes are an integral part of these statements.

                                                                               JUPITER ENTERPRISES, INC.
                                                                              (A development stage enterprise)
                                                   Statements of Cash Flows For The Periods Ended
                                                                                  September 30, 2000 and 1999
                                                                                                               (Unaudited)
----------------------------------------------------------------------------------------------------
                                                         Inception,
                                               March 12, 1999
                                                            through
                                                  September 30,       Six months ended September 30,
                                                                                ----------------------------------------
                                                                 2000                        2000                   1999
                                                  ------------------      -------------------       ----------------
Cash flows from operating activities:
 Net (loss)                                 $        (33,262)       $       (22,988)         $        (6,323)

Adjustments to reconcile net (loss) to cash
  provided (used) by developmental stage activities:
    Decrease (increase) in accounts
       receivable, related party                      -                             -                     (22,700)
    Decrease (increase) in
       prepaid expenses                         (4,333)                  (3,844)                       5,560
    (Decrease) increase in accounts payable and
          accrued expenses                         809                        809                            750
    (Decrease) increase in due to
       related parties                                 213                      (237)                               -
      Net cash provided (used) by operating
                                                  ------------------      -------------------       ----------------
        activities                                  (36,573)               (26,260)                     (22,713)
                                                  ------------------      -------------------       ----------------

Cash flows from investing activities:
    Decrease (increase) in website
       development costs in progress  (1,000)                  (1,000)                              -
                                                  ------------------      -------------------       ----------------
       Net cash provided (used) by
          investing activities                 (1,000)                  (1,000)                              -
                                                  ------------------      -------------------       ----------------

Cash flows from financing activities:
  Proceeds from sale of
     common stock                          41,260                     6,060                      25,200
  Change in stock subscription
     held in trust                                 -                         (1,575)                              -
                                                  ------------------      -------------------       ----------------
      Net cash provided (used) by
         financing activities              41,260                    4,485                          25,200
                                                  ------------------      -------------------       ----------------

      Net increase (decrease) in
         cash and equivalents             3,687                 (22,775)                           2,487

Cash and equivalents,
   beginning of period                         -                      26,462                               -
                                                  ------------------      -------------------       ----------------
Cash and equivalents,
   end of period                        $            3,687       $   3,687                 $         2,487
                                                  ==========      ==========        =========

Supplemental cash flow disclosures:
  Cash paid for interest            $              -             $      -                     $             -
  Cash paid for income taxes                  -                      -                                   -

The accompanying notes are an integral part of these statements.

                                                                               JUPITER ENTERPRISES, INC.
                                                                              (A development stage enterprise)
                                                   Statements of Cash Flows For The Periods Ended
                                                                                  September 30, 2000 and 1999
                                                                                                               (Unaudited)
----------------------------------------------------------------------------------------------------
                                                                               Quarter Ended September 30,
                                                                                ------------------------------------
                                                                                           2000                  1999
                                                                                -----------------   -----------------
Cash flows from operating activities:
 Net (loss)                                                               $     (13,293)    $        (2,460)

Adjustments to reconcile net (loss) to cash
  provided (used) by developmental stage activities:
    Decrease (increase) in accounts receivable, related party  -                  2,950
    Decrease (increase) in prepaid expenses                        667                  1,697
    (Decrease) increase in accounts payable and
          accrued expenses                                                     149                      750
    (Decrease) increase in due to related parties                  -                        (450)
                                                                                -----------------   -----------------
      Net cash provided (used) by operating
        activities                                                             (12,477)                   2,487
                                                                                -----------------   -----------------

Cash flows from investing activities:
    Decrease (increase) in website
       development costs in progress                              (1,000)                       -
                                                                                -----------------   -----------------
       Net cash provided (used) by investing activities  (1,000)                      -
                                                                                -----------------   -----------------

Cash flows from financing activities:
  Proceeds from sale of common stock                              -                          -
  Change in stock subscription held in trust                      -                          -
                                                                                -----------------   -----------------
      Net cash provided (used) by financing activities        -                          -
                                                                                -----------------   -----------------
      Net increase (decrease) in cash and equivalents   (13,477)               2,487

Cash and equivalents, beginning of period                  17,164                    -
                                                                                -----------------   -----------------
Cash and equivalents, end of period                    $    3,687         $       2,487
                                                                                ========= ========
Supplemental cash flow disclosures:
  Cash paid for interest                                         $        -             $          -
  Cash paid for income taxes                                         -                         -

The accompanying notes are an integral part of these statements.